UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025

Alaunos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33038	87-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2617 Bissonnet St

Suite 225

Houston, TX 77005

(Address of principal executive offices, including zip code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2025, Alaunos Therapeutics, Inc., a Delaware corporation (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”), pursuant to which Mast Hill has committed to purchase up to $25.0 million of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to Mast Hill, and Mast Hill is obligated to purchase, up to $25.0 million of Common Stock. Such sales of Common Stock by the Company, if any, are subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over a period of up to 24-months, commencing on the date of the Purchase Agreement (such date, the “Commencement Date”), including the effectiveness of a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by Mast Hill of shares of Common Stock that may be issued by the Company to Mast Hill under the Purchase Agreement and upon the exercise of the Warrant (as defined below). The Company has agreed to file such registration statement with the Securities and Exchange Commission within 60 days from the date of execution of the Purchase Agreement and the Registration Rights Agreement.

From and after the Commencement Date, the Company may from time to time, subject to the terms of the Purchase Agreement, by written notice delivered by the Company to Mast Hill on any trading date (each such trading date, a “put date”), direct Mast Hill to purchase (i) in a minimum amount not less than $5,000.00 (calculated using 97% of the VWAP of the Company’s Common Stock as reported on The Nasdaq Capital Market on the trading date immediately preceding the applicable put date (the “Initial Purchase Price”)) and (ii) in a maximum amount up to the lesser of (a) $500,000.00 (calculated using the Initial Purchase Price) or (b) 20% of the average trading volume of the Company’s Common Stock as reported on The Nasdaq Capital Market during the 5 trading days immediately preceding the applicable put date multiplied by the VWAP of the Company’s Common Stock as reported on The Nasdaq Capital Market on the trading date immediately preceding the applicable put date. The Company may at its option specify a minimum share price with respect to the Common Stock (the “Minimum Price”) in such put notice. If a Minimum Price is specified by the Company in the notice and the Common Stock trades at a price per share that is less than the Minimum Price during the respective valuation period (the “Minimum Price Trigger”), then the number of shares of the Common Stock purchased by Mast Hill with respect to such notice shall automatically be reduced to the number of shares of the Common Stock sold by Mast Hill prior to the first time that the Common Stock traded below the Minimum Price during the respective valuation period.

Under the Purchase Agreement, the Company will control the timing and amount of sales of Common Stock to Mast Hill, if any. Mast Hill has no right to require the Company to sell any shares of Common Stock to Mast Hill, but Mast Hill is obligated to make purchases as the Company directs, subject to certain conditions set forth in the Purchase Agreement. Actual sales of shares of Common Stock to Mast Hill, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading prices for the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Consistent with the applicable Nasdaq listing rules, the aggregate number of shares of Common Stock that the Company may issue to Mast Hill under the Purchase Agreement and the Warrant may not exceed 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company first obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules.

Additionally, the Company may not direct Mast Hill to purchase any shares of Common Stock under the Purchase Agreement if such purchase, when aggregated with all other shares of Common Stock then owned by Mast Hill beneficially or deemed beneficially owned by Mast Hill, would result in Mast Hill beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time with written notice to Mast Hill, at no cost or penalty, except during any valuation period as provided in the Purchase Agreement or at any time that Mast Hill holds any shares of Common Stock purchased by Mast Hill under the Purchase Agreement.

As consideration for Mast Hill’s commitment to purchase shares of Common Stock in accordance with the Purchase Agreement, the Company has issued to Mast Hill a warrant to purchase 79,900 shares of Common Stock (the “Warrant”) concurrently with the execution of the Purchase Agreement and has agreed to reimburse $17,500.00 expenses incurred by Mast Hill relating to the Purchase Agreement. The Warrant is immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Warrant has an initial exercise price per share of $4.00. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and anti-dilution adjustments.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Warrant is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the Warrant, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The offer and sale of the Common Stock pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Purchase Agreement, Mast Hill represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Purchase Agreement are being made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
4.1	Common Stock Purchase Warrant, dated May 19, 2025, issued by Alaunos Therapeutics, Inc. to Mast Hill Fund, L.P.
10.1	Equity Purchase Agreement, dated May 19, 2025, by and between Alaunos Therapeutics, Inc. and Mast Hill Fund, L.P.
10.2	Registration Rights Agreement, dated May 19, 2025, by and between Alaunos Therapeutics, Inc. and Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2025	Alaunos Therapeutics, Inc.

	By:	/s/ Melinda Lackey
		Name:	Melinda Lackey
		Title:	Legal and Administration